Exhibit 10(i)(x)
AMENDMENT NUMBER NINE
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2021 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits) (the “Head of Global Benefits”); and

WHEREAS, the Head of Global Benefits desires to amend the Plan (i) to expand the sources of contributions eligible for an In-Plan Roth Conversion; (ii) to permit hardship withdrawals in connection with a disaster declared by the Federal Emergency Management Agency; (iii) to require spousal consent to the designation of a non-spouse primary beneficiary regardless of the length of marriage; (iv) to modify the rules regarding default beneficiaries to include parents in the hierarchy; and (v) to provide that collectively bargained employees of L3Harris’ Electronic Systems/Integrated Electronic Warfare Systems division hired on or after January 1, 2022 shall be subject to standard Plan provisions.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the dates set forth herein, as follows:

1.Effective as of October 19, 2021, the first sentence of Section 4.8 hereby is replaced in its entirety with the following two sentences:

An “Eligible Convertee,” as defined in this Section, may, at any time, elect to transfer all or any portion of his or her vested Account, other than his or her Roth In-Plan Conversion Excluded Account, from its existing subaccount to such Eligible Convertee’s Designated Roth Conversion Account, to the extent permitted by section 402A(c)(4) of the Code (including section 402A(c)(4)(E) of the Code), and with the tax consequences set forth in section 402A(c)(4) of the Code (an “In-Plan Roth Conversion”). For this purpose the Participant’s “Roth In-Plan Conversion Excluded Account” means the Participant’s Account attributable to his or her Designated Roth Account, Fringe Account, Money Purchase Pension Account, Ocean Systems Hourly Account, Profit Sharing Account, QNEC Account, and safe harbor matching contributions (and earnings thereon).

2.Effective as of January 1, 2022, Section 9.1(b)(1) hereby is amended to add thereto the following new clause (vii):

(vii) expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

3.Effective for deaths occurring on or after January 1, 2022, the second sentence of Section 9.7(a) hereby is amended to read as follows:

No such designation of a Beneficiary other than a Participant’s Spouse shall be effective if the Participant was married on the date of his or her death unless such designation was consented to in writing (or by such other method permitted by the Internal Revenue Service) by the Participant’s Spouse, acknowledging the effect of such consent and witnessed by a notary public or, prior to October 1, 1993, a Plan representative, or it is established to the satisfaction of the Administrative Committee that such consent could not be obtained because the Participant’s Spouse could not be located or because of the existence of other circumstances as the Secretary of the Treasury may prescribe as excusing the requirement of such consent.

4.Effective for deaths occurring on or after January 1, 2022, the fifth sentence of Section 9.7(a) hereby is amened to read as follows:

If (i) no Beneficiary has been named by a deceased Participant, (ii) a Beneficiary designation is not effective pursuant to the second sentence of this section or (iii) all Beneficiaries designated by a Participant have predeceased the Participant, then any undistributed Account of the deceased Participant shall be distributed by the Trustee (a) to the surviving Spouse of such deceased Participant, if any, (b) if none, to the then living descendants, if any, of the deceased Participant, per stirpes, (c) if none, to the deceased Participant’s parents in equal shares if both are surviving, or if only one parent is surviving, to the one surviving parent, or (d) if none, to the estate of such deceased Participant.

5.Effective as of January 1, 2022, the first sentence of Appendix 3, ES/IEWS EMPLOYEES, hereby is amended to read as follows:

This Appendix 3 applies to any person employed by the Electronic Systems/Integrated Electronic Warfare Systems divisions of the Company who is a member of the bargaining unit represented by the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers (I.U.E.)/Communications Workers of America, Local Union 81447, NJ location and who commenced such employment prior to January 1, 2022 (an “ES/IEWS Employee”); provided, however, that only Section 9.1 of this Appendix 3 shall apply to an ES/IEWS Employee who is rehired by an Employer on or after January 1, 2022.

APPROVED by the HEAD OF GLOBAL BENEFITS on this 21st day of December, 2021.

                            /s/ Allison Oncel
Allison Oncel

SIGNATURE PAGE TO AMENDMENT NUMBER NINE
TO L3HARRIS RETIREMENT SAVINGS PLAN